Exhibit 10.1
INDEMNIFICATION AGREEMENT
     This is an Indemnification Agreement, dated as of July 9, 2008, entered into by and among StemCells, Inc., a Delaware corporation, and StemCells California, Inc., a California corporation, on the one hand (collectively, “SCI”), and NeuroSpheres Holdings, LTD, an Alberta corporation, on the other hand (“NHL”).
     WHEREAS, SCI and NHL entered into the 1997 License Agreement, 2000 License Agreement and various amendments thereto (collectively, the “License Agreements”);
     WHEREAS, on July 24, 2006, SCI filed suit against Neuralstem, Inc. (“NRLS”) in the District of Maryland in StemCells, Inc. et al v. Neuralstem, Inc., Civil Action No. 06-CV-1877 (D. Md.);
     WHEREAS, on May 7, 2008, NRLS filed suit against both SCI and NHL in the District of Maryland in Neuralstem, Inc. v. StemCells, Inc. et al, Civil Action No. 08-CV-1173 (D. Md.);
     WHEREAS, on May 7, 2008, SCI filed suit in the Northern District of California against NLRS, Dr. Garr and Dr. Johe in StemCells, Inc. et al v. Neuralstem, Inc. et al, Civil Action No. C-08-2364 CW (N.D. Cal.)(together with the earlier actions identified above, and any appeals or related actions thereto, collectively, the “Neuralstem Litigation”); and
     WHEREAS, SCI and NHL desire to enter into this Agreement to provide for the indemnification and representation of NHL in the 08-CV-1173 action;
     NOW, THEREFORE, IT IS AGREED:
     1. SCI agrees to pay for the retention of McDermott, Will & Emery, LLP, for the defense of NHL in the 08-CV-1173 action. For the avoidance of doubt, this means that SCI will either reimburse or pay directly all reasonable litigation costs, expenses, attorney’s fees and related disbursements (but not judgments) (“Litigation Costs”) incurred by NHL in the 08-CV-1173 action (or any successor thereof, whether by transfer, consolidation or otherwise). In return for these commitments, NHL agrees that any and all Litigation Costs paid by SCI in the 08-CV-1173 action (or any successor thereof, whether by transfer, consolidation or otherwise), including but not limited to amounts paid on behalf of NHL, will be fully creditable against annual payments, fees, milestones, and royalties otherwise owed to NHL by SCI, or either of them, under either of the License Agreements. Any monetary judgments against SCI, or either of them, in the 08-CV-1173 action (or any successor thereof, whether by transfer, consolidation or otherwise) will likewise be creditable against annual payments, fees, milestones, and royalties otherwise owed to NHL by SCI. Any damages or settlement amounts recovered from NRLS in any of the Neuralstem Litigation cases will be considered Net Sales for the purposes of royalty calculations under the License Agreements, entitling NHL to 2% thereof; provided, however, that SCI will be permitted to first deduct from any such amounts the Litigation Costs, including any payments made to NRLS, incurred in bringing and/or defending the Neuralstem Litigation, as applicable, but only to the extent that such Litigation Costs, including any payments made to NRLS, have not already been credited against annual payments, fees, milestone, and royalties otherwise owed to NHL by SCI in accordance with this Section 1.

     2. SCI reserves the right to control each of the Neuralstem Litigation cases, including settlement thereof, and make all decisions effecting this litigation, with the exception of any issues that may arise which are unique to NHL and which do not impact on SCI. SCI agrees to keep NHL reasonably apprised of the status of each of the Neuralstem Litigation cases. In the event a conflict of interest arises which necessitates NHL ceasing to use the designated law firm of McDermott, Will & Emery, NHL agrees that SCI may continue to be represented by the designated law firm. NHL agrees to execute any necessary waivers needed for the retention of the designated law firm and/or the continued representation of SCI by the designated law firm in the event of a conflict of interest.
     3. SCI and NHL agree to execute an engagement letter with the designated law firm incorporating the terms of this Agreement.
     4. This Indemnification Agreement amends the License Agreements, and is therefore deemed to be a part thereof. Accordingly, any disputes relating to this Indemnification Agreement will be resolved in accordance with Section 11 of the 2000 License Agreement and the provisions of Section 12 of the 2000 License Agreement are deemed incorporated herein by this reference.
     5. Except as provided herein, all other terms and conditions of the License Agreements continue in full force and effect as modified hereby.
     6. This agreement may be executed in one or more counterparts, with signature pages delivered by facsimile or by scanned .pdf, each of which will be deemed an original as if delivered in person, but all of which together will constitute one and the same instrument. The persons executing this agreement represent and warrant that they have the full power and authority to enter into this agreement on behalf of their respective party.
     IN WITNESS WHEREOF, this Indemnification Agreement has been executed by the parties on the date first above written.

StemCells, Inc. and StemCells California Inc.
By	/s/ Ken Stratton
	Name:	Ken Stratton
	Title:	General Counsel

NeuroSpheres Holdings, Ltd.
By	/s/ Cheryl Whyte
	Name:	Cheryl Whyte
	Title:	VP Finance & Administration

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